Exhibit 99.1

NEWS RELEASE
CONTACT: Janine Orf (314) 275-3680 jorf@patriotcoal.com

FOR IMMEDIATE RELEASE

PATRIOT COAL REACHES COMPREHENSIVE SELENIUM SETTLEMENT

ST. LOUIS, January 18 – Patriot Coal Corporation (NYSE: PCX) today announced that it has entered into a consent decree with the Ohio Valley Environmental Coalition, Inc., the West Virginia Highlands Conservancy, Inc. and the Sierra Club to resolve claims under the Clean Water Act relating to Patriot’s mining activities in West Virginia.

“Selenium is an issue that many companies involved in coal mining must confront. Today’s settlement by Patriot represents a strategic response to this challenging issue. We are pleased that this settlement provides a comprehensive framework for Patriot to address selenium across our properties going forward,” stated Patriot President and Chief Executive Officer Richard M. Whiting. “We believe the consent decree serves the interests of both the public and our stockholders.”

As a result of the negotiated settlement, the Company has agreed to a comprehensive plan which provides for the necessary time and flexibility in the development, selection and implementation of emerging technologies to meet compliance deadlines in the future. To resolve claims related to the consent decree, the Company will pay $7.5 million in civil penalties, to be allocated between the federal government and the West Virginia Land Trust for land preservation projects within the Kanawha River and Guyandotte River watersheds.

The consent decree, which has been filed with the U.S. District Court for the Southern District of West Virginia, is subject to a public comment period and must be approved by the Court before it becomes effective.

About Patriot Coal

Patriot Coal Corporation is a leading producer and marketer of coal in the eastern United States, with 14 active mining complexes in Appalachia and the Illinois Basin. The Company ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.9 billion tons of proven and probable coal reserves. The Company’s common stock trades on the New York Stock Exchange under the symbol PCX.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from expectations. We do not undertake to update our forward-looking statements. Factors that could affect our results include, but are not limited to: price volatility and demand, particularly in higher margin products; geologic, equipment and operational risks associated with mining; changes in general economic conditions, including coal, power and steel market conditions; coal mining laws and regulations; the availability and costs of competing energy resources; legislative and regulatory developments; risks associated with environmental laws and compliance, including selenium-related matters; developments in greenhouse gas emission regulation and treatment; negotiation of labor contracts, labor availability and relations; the outcome of pending or future litigation; changes in the costs to provide healthcare to eligible active employees and certain retirees under postretirement benefit obligations; increases to contribution requirements to multi-employer retiree healthcare and pension plans; reductions of purchases or deferral of shipments by major customers; availability and costs of credit; customer performance and credit risks; inflationary trends; worldwide economic and political conditions; downturns in consumer and company spending; supplier and contract miner performance and the availability and cost of key equipment and commodities; availability and costs of transportation; the Company’s ability to replace coal reserves; the outcome of commercial negotiations involving sales contracts or other transactions; our ability to respond to changing customer preferences; failure to comply with debt covenants; the effects of mergers, acquisitions and divestitures; and weather patterns affecting energy demand or disrupting coal supply. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to the Company’s Form 10-K and Form 10-Q reports.

# # # # #

2